BYLAWS

of

Streetex Corp.

(the "Corporation")

ARTICLE I:  MEETINGS OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual  meeting  of the shareholders  of the Corporation  shall  be held  at  the time fixed,  from  time to time, by the Board of Directors.

Section 2 - Special Meetings

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

Section 3 - Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places,

within or without the State of Nevada as the Board of Directors may from time to time fix.

Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting,

and  the  general  nature  of  the  business  of  the  meeting,  must  be  faxed,  personally  delivered  or  mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten (10) days prior to the meeting.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by,

a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action Without a Meeting

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and  without  a vote if written consents  are signed by shareholders representing  a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required.  Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

Section 6 - Quorum

a)

No  business,  other than  the  election  of the chairman  or the adjournment  of the meeting,  will  be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote,  is  present  at  the  commencement  of  the  meeting,  but  the  quorum  need  not  be  present throughout the meeting.

b)

Except  as  otherwise  provided  in  these  Bylaws,  a  quorum  is  two  persons  present  and  being,  or representing by proxy, shareholders of the Corporation.

c)

If within half an hour from the time appointed  for an  annual or special meeting  a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Subject  to  a  special  voting  rights  or  restrictions  attached  to  a  class  of  shares,  each  shareholder  shall  be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

Section 8 - Motions

No motion proposed at an annual or special meeting need be seconded.

Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to  have  a  casting  vote  in  addition  to  the  vote  or  votes  to  which  he  may  be  entitled  as  a  shareholder  of proxyholder.

Section 10 - Dispute as to Entitlement to Vote

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

Section 11 - Proxy

a)

Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy.  A form of proxy must be in writing under the hand of the appointor or of his or her attorney duly  authorized  in  writing,  or,  if  the  appointor  is  a  corporation,  either  under  the  seal  of  the corporation or under the hand of a duly authorized officer or attorney.  A proxyholder need not be a shareholder of the Corporation.

b)

A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled  copy  thereof must  be deposited  at  the  registered  office of the Corporation  or  at  such other place as is specified for that purpose in the notice convening the meeting.  In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays,

Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II:  BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

a)

The  first  Board  of  Directors  of  the  Corporation,  and  all  subsequent  Boards  of  the  Corporation,

shall consist of not less than one (1) and not more than nine (9) directors.  The number of Directors may  be  fixed  and  changed  from  time  to  time  by  ordinary  resolution  of  the  shareholders  of  the

Corporation.

b)

The  first  Board  of Directors  shall  hold  office until  the  first  annual  meeting  of shareholders  and until their successors have been duly elected and qualified or until there is a decrease in the number

of  directors.   Thereinafter,  Directors  will  be  elected  at  the  annual  meeting  of  shareholders  and shall hold office until the annual meeting of the shareholders next succeeding his or her election,

or until his or her prior death, resignation or removal.  Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)

A casual vacancy occurring in the Board may be filled by the remaining Directors.

d)

Between  successive  annual  meetings,  the  Directors  have  the  power  to  appoint  one  or  more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected.  A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting.  So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)

A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.

Section 2 - Duties, Powers and Remuneration

a)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation,

except  for those powers conferred upon or reserved for the shareholders or any other persons  as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)

The remuneration of the Directors may from time to time be determined by the Directors or, if the

Directors decide, by the shareholders.

Section 3 - Meetings of Directors

a)

The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b)

The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate

their meetings as they think fit.   Questions arising at a meeting must be decided by a majority of

votes.   In  case  of  an  equality  of  votes  the  chairman  does  not  have  a  second  or  casting  vote.

Meetings of the Board held at regular intervals may be held at the place and time upon the notice

(if any) as the Board may by resolution from time to time determine.

c)

A  Director  may  participate  in  a  meeting  of  the  Board  or  of  a  committee  of  the  Directors  using conference telephones  or other communications  facilities by which  all  Directors participating in the meeting can hear each other and provided that all such Directors  agree to such participation.

A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed.  Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)

A  Director  may,  and  the  Secretary  on  request  of  a  Director  shall,  call  a  meeting  of  the  Board.

Reasonable notice of the meeting specifying the place, day and hour of the meeting must be given by mail, postage prepaid, addressed to  each of the Directors and alternate Directors at his or her address as it appears on the books of the Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded

messages.   It is not necessary to give notice of a meeting of Directors to a Director immediately following  a  shareholder  meeting  at  which  the  Director  has  been  elected,  or  is  the  meeting  of

Directors at which the Director is appointed.

e)

A Director of the Corporation may  file with the Secretary a document executed by him waiving notice of a past, present or future meeting or meetings of the Directors being, or required to have been,  sent  to  him  and  may  at  any  time  withdraw  the  waiver  with  respect  to  meetings  held

thereafter.    After  filing  such  waiver  with  respect  to  future  meetings  and  until  the  waiver  is withdrawn no notice of a meeting of Directors need be given to the Director.  All meetings of the

Directors  so  held  will  be deemed  not  to  be improperly  called  or constituted  by  reason  of notice not having been given to the Director.

f)

The  quorum  necessary  for  the  transaction  of  the  business  of  the  Directors  may  be  fixed  by  the

Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g)

The continuing Directors may act notwithstanding a vacancy in their body but, if  and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of  Directors,  the  continuing  Directors  may  act  for  the  purpose  of  increasing  the  number  of

Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)

All  acts  done  by  a  meeting  of  the  Directors,  a  committee  of  Directors,  or  a  person  acting  as  a

Director, will, notwithstanding that it be afterwards discovered that there was some defect in the qualification,  election  or  appointment  of the Directors,  shareholders  of the  committee or person acting  as  a Director, or that  any of them  were disqualified, be as  valid  as if the person  had been duly elected or appointed and was qualified to be a Director.

i)

A resolution consented to in writing, whether by facsimile or other method of transmitting legibly recorded messages, by  all of the Directors is as valid as if it had been passed  at a meeting of the

Directors duly called and held.  A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing.  A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated

on a counterpart.

j)

All Directors of the Corporation shall have equal voting power.

Section 4 - Removal

One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Section 5 - Committees

a)

The  Directors  may  from  time  to  time  by  resolution  designate  from  among  its  members  one  or more committees, and alternate members thereof, as they deem desirable, each consisting of one or  more  members,  with  such  powers  and  authority  (to  the  extent  permitted  by  law  and  these

Bylaws) as may be provided in such resolution.  Each such committee shall serve at the pleasure of the Board of Directors  and  unless otherwise stated  by  law, the Certificate of Incorporation of the  Corporation  or  these  Bylaws,  shall  be  governed  by  the  rules  and  regulations  stated  herein regarding the Board of Directors.

b)

Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require.  The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III:  OFFICERS

Section 1 - Number, Qualification, Election and Term of Office

a)

The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in

a resolution of the Board of Directors which is not inconsistent with these Bylaws.   The officers

of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers  as the Board of Directors may from time to time deem advisable.  Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)

The officers  of the Corporation  shall  be  elected  by  the  Board  of  Directors  at  the regular annual meeting of the Board following the annual meeting of shareholders.

c)

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal

Any officer appointed by the Board of Directors may be removed by a majority vote of the Board, either with  or  without  cause,  and  a successor  appointed  by  the  Board  at  any  time,  and  any  officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Remuneration

The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 5 - Conflict of Interest

Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest.

ARTICLE IV:  SHARES OF STOCK

Section 1 - Certificate of Stock

a)

The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b)

Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares

owned  by  the  shareholder  in  the  Corporation.    Whenever  any  certificate  is  countersigned  or

otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures  of the officers  or agents,  the transfer agent or transfer  clerk or the registrar of the

Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the  Corporation  uses  facsimile  signatures  of  its  officers  and  agents  on  its  stock  certificates,  it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution  acting  in  those  dual  capacities  countersigns  or  otherwise  authenticates  any  stock certificates in both capacities.  If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued,

it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c)

If the Corporation issued uncertificated shares as provided for in these Bylaws, within a reasonable time  after the issuance or transfer of such  uncertificated  shares,  and  at  least  annually  thereafter,

the  Corporation  shall  send  the  shareholder  a  written  statement  certifying  the  number  of  shares owned by such shareholder in the Corporation.

d)

Except  as  otherwise provided  by  law,  the  rights  and  obligations  of the holders  of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)

If a share certificate:

(i)

is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such  other terms, if any, as they may think fit, order the certificate to be cancelled and issue a new certificate;

(ii)

is lost, stolen or destroyed, then upon proof being given to the satisfaction of the Directors and upon and indemnity, if any being given, as the Directors think adequate, the Directors shall issue a new certificate; or

(iii)

represents more than one share and the registered owner surrenders it to the Corporation with  a  written  request  that  the  Corporation  issue  in  his  or  her  name  two  or  more

certificates,   each   representing   a   specified   number   of   shares   and   in   the   aggregate

representing the same number of shares as the certificate so surrendered, the Corporation shall  cancel  the  certificate so  surrendered  and  issue  new  certificates  in  accordance with such request.

Section 2 - Transfers of Shares

a)

Transfers  or  registration  of  transfers  of  shares  of  the  Corporation  shall  be  made  on  the  stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly

authorized  by  a written power of attorney;   and  in the case of shares represented by certificates,

only  after the surrender to the Corporation of the certificates  representing such shares with such shares  properly  endorsed,  with  such  evidence of the  authenticity  of such  endorsement,  transfer,

authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

b)

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner  thereof  for  all  purposes  and,  accordingly,  shall  not  be  bound  to  recognize  any  legal,

equitable  or  other  claim  to,  or  interest  in,  such  share  or  shares  on  the  part  of  any  other  person,

whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date

a)

The Directors may fix in advance a date, which must not be more than 60 days permitted by the preceding the date of a meeting of shareholders or a class of shareholders, or of the payment of a dividend  or  of  the  proposed  taking  of  any  other  proper  action  requiring  the  determination  of shareholders  as the record date for the determination of the shareholders  entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these

Bylaws, only shareholders of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)

Where no record date is so fixed for the determination of shareholders as provided in the preceding

Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding  anything  else in  these Bylaws,  the Corporation,  if the Directors  so  resolve,  will  not  be required  to  issue  fractional  shares  in  connection  with  an  amalgamation,  consolidation,  exchange  or conversion.  At the discretion of the Directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for cancellation by the Corporation for such consideration as the Directors determine.  The Directors may determine  the  manner  in  which  fractional  interests  in  shares  are  to  be  transferred  and  delivered  to  the

Corporation in exchange for consideration and a determination so made is binding upon all shareholders

of the Corporation.   In  case shareholders  having  fractional  interests  in  shares  fail  to  deliver them  to  the

Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent  a sum sufficient to pay the consideration payable by the

Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders.

Such setting aside is deemed to be payment to such shareholders for the fractional interests in shares not so  delivered  which  will  thereupon  not  be  considered  as  outstanding  and  such  shareholders  will  not  be considered  to  be  shareholders  of  the  Corporation  with  respect  thereto  and  will  have  no  right  except  to receive payment of the money  so set  aside and  deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE V:  DIVIDENDS

a)

Dividends may be declared and paid out of any funds available therefor, as often, in such amounts,

and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b)

Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:

(i)

a majority of the current shareholders of the class or series to be issued approve the issue;

or

(ii)

there  are  no  outstanding  shares  of  the  class  or series  of  shares  that  are authorized  to  be issued as a dividend.

ARTICLE VI:  BORROWING POWERS

a)

The Directors may from time to time on behalf of the Corporation:

(i)

borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

(ii)

issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and

(iii)

mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation

(both present and future).

b)

A  bond,  debenture  or  other  debt  obligation  of  the  Corporation  may  be  issued  at  a  discount,

premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the  Corporation,  appointment  of  Directors  or  otherwise,  and  may  by  its  terms  be  assignable  free  from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VII:  FISCAL YEAR

The  fiscal  year  end  of  the  Corporation  shall  be  fixed,  and  shall  be  subject  to  change,  by  the  Board  of

Directors from time to time, subject to applicable law.

ARTICLE VIII:  CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by

the  Board  of  Directors.   The  use  of  a  seal  or  stamp  by  the  Corporation  on  corporate  documents  is  not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX:  AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.

Section 2 - By Directors

The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time,

Bylaws of the Corporation.

ARTICLE X:  DISCLOSURE OF INTEREST OF DIRECTORS

a)

A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or  transaction  with  the  Corporation  or  who  holds  an  office  or  possesses  property  whereby,  directly  or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)

A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested  and  if he does so his  or her vote will not  be counted, but he will  be counted in  the quorum present at the meeting at which the vote is taken.  The foregoing prohibitions do not apply to:

(i)

a  contract  or  transaction  relating  to  a  loan  to  the  Corporation,  which  a  Director  or  a specified  corporation  or  a  specified  firm  in  which  he  has  an  interest  has  guaranteed  or joined in guaranteeing the repayment of the loan or part of the loan;

(ii)

a  contract  or  transaction  made  or  to  be  made  with  or  for  the  benefit  of  a  holding corporation or a subsidiary corporation of which a Director is a director or officer;

(iii)

a contract by a Director to subscribe for or underwrite shares or debentures to be issued by  the  Corporation  or  a  subsidiary  of  the  Corporation,  or  a  contract,  arrangement  or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

(iv)

determining the remuneration of the Directors;

(v)

purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

(vi)

the indemnification of a Director by the Corporation.

c)

A  Director  may  hold  an  office  or  place  of  profit  with  the  Corporation  (other  than  the  office  of

Auditor  of  the  Corporation)  in  conjunction  with  his  or  her  office  of  Director  for  the  period  and  on  the terms (as to remuneration or otherwise) as the Directors may determine.  No Director or intended Director will  be  disqualified  by  his  or her  office  from  contracting  with  the Corporation  either with  regard  to  the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d)

A  Director  or  his  or  her  firm  may  act  in  a  professional  capacity  for  the  Corporation  (except  as

Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)

A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the

Director  is  not  accountable  to  the  Corporation  for  remuneration  or  other  benefits  received  by  him  as director,  officer or  employee of,  or  from  his  or  her  interest  in,  the other  corporation  or  firm,  unless  the shareholders otherwise direct.

ARTICLE XI:  ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State,  and annually thereafter on or before the last day of the month  in  which  the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a

designation  of its  resident  agent  in  the state  of  Nevada.   Such  list  shall  be  certified  by  an  officer  of the

Corporation.

ARTICLE XII:  INDEMNITY OF  DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)

The  Directors  shall  cause  the  Corporation  to  indemnify  a  Director  or  former  Director  of  the

Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person  against  all  costs,  charges  and  expenses,  including  an  amount paid to settle an  action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the

Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The  Directors  may  cause  the  Corporation  to  indemnify  an  officer,  employee  or  agent  of  the

Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred  by  him  or  them  and  resulting  from  his  or  her  acting  as  an  officer,  employee  or  agent  of  the

Corporation  or  corporation.   In  addition  the Corporation  shall  indemnify  the Secretary  or an  Assistance

Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is  also  a  Director),  and  his  or her  respective heirs  and  legal  representatives  against  all  costs,  charges and  expenses  incurred  by  him  or them  and  arising  out  of the functions  assigned  to  the Secretary  by  the

Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director,

officer,  employee or agent of a corporation of which the Corporation is or was  a shareholder and  his  or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

CERTIFIED TO BE THE BYLAWS OF:

Streetex Corp.

per:

/s/ Stefan Dubs

Stefan Dubs, Director